                              SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6 (e) (2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or
    Section 240.14a-12

                             DATAPOINT CORPORATION

 ..............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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    14a-6(i) (2) or Item 22(a) (2) of Schedule 14A.
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    14a-6(i) (3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1)  Title of each class of securities to which transaction applies:

 ..............................................................................

2)  Aggregate number of securities to which transaction applies:

 ..............................................................................

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filng fee is calculated and state how it was determined):

 ..............................................................................

4)  Proposed maximum aggregate value of transaction:

 ..............................................................................

5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously.  Identify the previous filing by registration statement
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     1)  Amount Previously Paid:

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     3)  Filing Party:

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     4)  Date Filed:

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


                             DATAPOINT CORPORATION


    8410 Datapoint Drive                            4, rue d-Aguesseau
    San Antonio, Texas, 78229                       75008 Paris, France
    (210) 593-7000                                  (33 1) 4007-3737


         Dear Stockholder:

         The Annual Meeting of Stockholders of Datapoint Corporation is to be held on January 28, 1998, at The University Club, One West 54th Street, New York, New York, 10:00 a.m. (local time).

         The enclosed Notice of Meeting and Proxy Statement cover the formal business of the meeting, which includes proposals to elect nine directors, including two directors to be elected by holders of the Company's Preferred Stock, and to ratify the appointment of Ernst & Young LLP, certified public accountants, as Datapoint's independent auditors for fiscal year 1998. Stockholders will also consider and vote upon the adoption of the 1997 Employee Stock Option Plan.

         You are cordially invited to attend the Annual Meeting. In any event, in order that we may be assured of a quorum, we request that you complete, sign, date and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of shares you own.


                                                      Sincerely,




                                                      ASHER B. EDELMAN
                                                      Chairman of the Board


         December 23, 1997

                              DATAPOINT CORPORATION
         8410 Datapoint Drive                            4, rue d-Aguesseau
         San Antonio, Texas 78229                        75008 Paris, France
         (210) 593-7000                                  (33 1) 4007-3737

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 28, 1998

TO THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Datapoint Corporation, a Delaware corporation ("Datapoint" or "Company"), will be held on January 28, 1998, at The University Club, One West 54th Street, New York, New York, at 10:00 a.m. (local time) for the following purposes.
         (1) Election of seven directors by holders of Datapoint's Common Stock, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.
         (2) Election of two directors by holders of Datapoint's Preferred Stock, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.
         (3) Ratification of the appointment of Ernst & Young LLP, certified public accountants, as Datapoint's independent auditors for the fiscal year ending August 1, 1998.
         (4)  Consideration and approval of the 1997 Employee Stock Option Plan.
         (5) Transaction of such other business as properly may come before the Annual Meeting or any adjournment thereof.

The Company's Amended and Restated Bylaws generally provide that no matters may be brought before any stockholders meeting by a stockholder unless the Company has received notice of the proposed matter from the stockholders no later than sixty (60) days before the date of the meeting or, in certain cases, ten (10) days following public announcement thereof, at its principal executive offices. The Company has not received notice of any such proposal.

Pursuant to the Bylaws of Datapoint and action taken by the Board of Directors of Datapoint, December 8, 1997, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The information contained in the Annual Report of the Company on Form 10-K for the fiscal year ending August 2, 1997, including financial statements, is separately enclosed with this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly to Datapoint in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted by filing with the Secretary of Datapoint a written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting in person.

Between December 8, 1997, and the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open for examination during ordinary business hours by any stockholder, for any purpose germane to the meeting, at Datapoint's offices at 8410 Datapoint Drive, San Antonio, Texas 78229-8500, and at Datapoint's offices at 717 Fifth Avenue, New York, New York 10022.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-PAID ENVELOPE AS SOON AS POSSIBLE.
                                      By Order of the Board of Directors,



                                        GERALD N. AGRANOFF
                                        Corporate Secretary
San Antonio, Texas
December 23, 1997

                             YOUR VOTE IS IMPORTANT
                     PLEASE SIGN, DATE AND RETURN YOUR PROXY

                              DATAPOINT CORPORATION
                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 28, 1998

This Combined Notice of Annual Meeting and Proxy Statement is being furnished to holders of shares of the Common and Preferred Stock of Datapoint Corporation, a Delaware corporation ("Datapoint" or "Company"), in connection with the solicitation of proxies by the Board of Directors of Datapoint for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on January 28, 1998, at The University Club, One West 54th Street, New York, New York at 10:00 a.m. (local time), and at any adjournment thereof. This Combined Notice of Annual Meeting and Proxy Statement, and the enclosed form of Proxy are first being mailed to stockholders of Datapoint on or about December 23, 1997.

The information contained in the Annual Report of the Company on Form 10-K for the fiscal year ending August 2, 1997, including financial statements, is separately enclosed with this Proxy Statement.

On December 8, 1997, the issued and outstanding voting capital stock of Datapoint consisted of 17,986,458 shares of Common Stock, (excluding 3,004,759 shares held in the treasury of Datapoint), held by approximately 3,038 holders of record and 721,976 shares of Preferred Stock held by approximately 283 holders of record.

The accompanying proxy is solicited on behalf of the Board of Directors of Datapoint.

                       VOTING RIGHTS AND PROXY INFORMATION

The Board of Directors has fixed the close of business on December 8, 1997, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock and Preferred Stock on the Record Date is entitled to cast one vote per share. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to ratify the appointment of auditors and to approve the stock option plan. A plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to elect the persons nominated as directors to be elected by the holders of Common Stock. A plurality vote of the shares of Preferred Stock represented at the Annual Meeting and entitled to vote is required to elect the persons nominated as directors to be elected by the holders of Preferred Stock.

All shares of Common Stock and Preferred Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are indicated, proxies will be voted for the election of the nominees as set forth in this Proxy Statement and in favor of the other proposals referred to above. Abstentions will have the effect of a vote against all proposals other than the election of directors. Under the rules of the New York Stock Exchange (the "NYSE"), the proposal to adopt the stock option plan is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Such broker "non-votes" will have no effect on the proposals to adopt the stock option plan. Withheld votes and broker non-votes will not affect the votes required for election of directors.

Datapoint does not know of any matters, other than as described in the Notice of Annual Meeting, which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Corporate Secretary of Datapoint at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of Datapoint at or before the Annual Meeting or (iii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Gerald N. Agranoff, Corporate Secretary, Datapoint Corporation, 8410 Datapoint Drive, San Antonio, Texas 78229-8500.

             The date of this Proxy Statement is December 23, 1997.
       This Proxy Statement is first being mailed to holders on or about
                               December 23, 1997.

                              ELECTION OF DIRECTORS

At the Annual Meeting, nine directorships are to be filled, constituting the entire Board of Directors of Datapoint. Two directorships are to be filled by the plurality vote of the Holders of Preferred Stock and seven directorships are to be filled by the plurality vote of the Holders of Common Stock.
The directors so elected will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

Although the Board of Directors does not contemplate that any of the nominees for directors named herein will be unavailable for election, in the event of a vacancy in the slate of nominees, the proxy will be voted for the election of a nominee who will be selected by the Board of Directors, unless the Board of Directors elects instead to reduce the number of directors.

Each of the nominees for election as a director at the Annual Meeting by holders of Common Stock currently serves as a director of the Company. The nominees for election as directors by Holders of Common Stock are as follows:

     GERALD N. AGRANOFF, age 51, is currently Vice President, General Counsel and Corporate Secretary of Datapoint. Mr. Agranoff has been a General Partner of Edelman Securities Company L.P. (formerly Arbitrage Securities Company) and Plaza Securities Company for more than five years. Mr. Agranoff is a director of Bull Run Corporation, Atlantic Gulf Communities, The American Energy Group, Ltd., and Canal Capital Corporation. Mr. Agranoff has also been the General Counsel to Edelman Securities Company L.P. and Plaza Securities Company for more than five years. The principal business address of Mr. Agranoff is 8410 Datapoint Drive, San Antonio, Texas 78229-8500.

     ASHER B. EDELMAN, age 58, joined Datapoint's Board of Directors as its Chairman in March 1985, and has served in that capacity and as Chairman of its Executive Committee to the present date, and as Chief Executive Officer since February 1993. Mr. Edelman has served as General Partner of Asco Partners, a general partner of Edelman Securities Company L.P. since June 1984. Mr. Edelman is a director, Chairman of the Board and Chairman of the Executive Committee of Canal Capital Corporation, and is a General Partner and Manager of various investment partnerships and funds. Mr. Edelman is also a member of the Board of Directors of Chemi-Trol Chemical Co. The principal business address of Mr. Edelman is 19 rue de la Croix-d'or, 1204 Geneva, Switzerland.

     IRVING J. GARFINKEL, age 60, has been a General Partner of Asco Partners, a general partner of Edelman Securities Company L.P. (formerly Arbitrage Securities Company) for more than five years. Mr. Garfinkel also has been a General Partner and controller of Plaza Securities Company for more than the past five years. He has served as a director of Datapoint since 1991, and is Chairman of the Audit Committee and serves on the Compensation Committee. The principal business address of Mr.Garfinkel is 717 Fifth Avenue, 4th Floor, Suite 407, New York, New York 10022.

    DANIEL R. KAIL, age 62, has been Managing Trustee of Management Assistance Inc. Liquidating Trust from January 1986 to December 31, 1996, and prior thereto had been a director, Executive Vice President and Chief Operating Officer since October 1984 of Management Assistance Inc., a computer manufacturing and servicing company. He also was a director and Executive Vice President of Canal Capital Corporation from 1987 until 1991. He has served as a director of Datapoint since 1985 and is Chairman of the Compensation Committee and a member of the Audit Committee. The principal business address of Mr. Kail is 105 North Avenue, Westport, Connecticut 06880.

     PHILLIP P. KRUMB, age 55, is currently Vice President and Special Assistant to the Chairman. In addition, Mr. Krumb was the Company's Principal Accounting Officer until November 1, 1997. Mr. Krumb joined the Company in September 1994 and was Vice President and Chief Financial Officer from September 1994 to June 1997. Prior to joining the Company he was employed by IOMEGA Corporation for 7 years as Senior Vice President Finance and Chief Financial Officer. The principal business address of Mr. Krumb is 8410 Datapoint Drive, San Antonio, Texas 78229-8500.

    DIDIER M. M. RUFFAT, age 61, is currently the Vice President of Digital Equipment Europe and the Managing Director of Digital Equipment France. He has served for 25 years in various capacities with France's BULL computer group, most recently as President and Chief Executive Officer of BULL Europe, and previously in senior executive positions in sales, marketing and finance. He has served as a director of Datapoint since December 1993 and is a member of the Compensation Committee. The principal business address of Mr. Ruffat is 8 rue de la Renaissance 92187, Antony Cedex, France.

    BLAKE D. THOMAS, age 46, is currently the President and Chief Operating Officer of the Company. He is President of Blake D. Thomas, Inc., a corporation that until 1991 published The Thomas Report, an investment newspaper that specialized in evaluating stocks traded on the New York Stock Exchange, was General Partner of Mainsail Limited Partnership from 1990 until its dissolution in December 1992, has been since 1990 General Partner of Foresail Limited Partnership, which is engaged in the business of investing in listed securities; and has been since November 1991 President of Symba, Inc., which until April 1996 was the General Partner of Windward Limited Partnership. Windward was engaged in the business of investing in listed securities and was dissolved in April 1996. He has served as a director of Datapoint since 1992. He also served from August 1994 through December 1995 as a special consultant for the Board on Datapoint general management and business affairs. In December 1995 he assumed the position of Chief Operating Officer and in 1997 was appointed President, as well. The principal business address of Mr. Thomas is 4 rue d'Aguesseau 75008, Paris, France.

The nominees for election as directors by Holders of Preferred Stock are as follows:

    CHARLES F. ROBINSON, age 52, has been General Partner of Anglo-American Financial since its inception in 1979. He is a Director and Senior Vice-President of Anglo-American Investor Services Corp. Anglo-American Financial was one of the first market makers in stripped bonds. Through its subsidiaries Anglo-American Financial has also acted as an options broker on the London Stock Exchange, an SEC registered Investment Advisor, and an NASD and SIPC broker-dealer selling fixed-income securities to financial institutions and individuals. He was a Chartered Accountant with Arthur Young in London where he was responsible for developing the firm's computer auditing procedures in the United Kingdom. Mr. Robinson obtained a Senior Optima in mathematics at Cambridge University and is a Fellow of the Institute of Chartered Accountants in England and Wales. The principal business address of Mr. Robinson is FSI/Anglo-American Financial, 675 Berkmar Court, Charlottesville, Virginia 22901.

    ROBERT D. SUMMER, age 64, is currently President and Chief Executive Officer of Dimensional Media Associates, Inc. ("DMA"). Mr. Summer joined DMA after holding a series of high level positions in the music industry. As President and Chief Executive Officer, he guides DMA's transition from invention and product development to full operations, including the rollout of consumer, commercial and medical products. The company markets proprietary 3D optical technologies. Before joining DMA in 1995, Mr. Summer served as Executive Vice President, Sony Music Entertainment; and concurrently as President, Sony Entertainment European Community Affairs, representing the corporation's software interests to international government groups. He joined CBS Records International in 1986 as President and continued in that position through the company's acquisition by Sony in 1988. Mr. Summer joined CBS Records after nearly three decades with RCA Records, where he served in key executive posts including President, RCA/Ariola (now BMG); President, RCA Records; Vice President, RCA Records USA; Vice President, RCA Records International; and President, RCA Red Seal, the company's classical music division. Mr. Summer has served as Chairman of the Recording Industry Association of American (RIAA) and Vice President and member of The Board of Directors of the International Federation of the Phonographic Industry
(IFPI) where he served as a key negotiator for the industry. He received his bachelor's degree in engineering from Carnegie Mellon University in 1955. The principal business address of Mr. Summer is Dimensional Media Associates, Inc., 22 West 19th Street, New York, New York 10011.


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


The names, ages, positions and offices with the Company of the current directors and executive officers of the Company are set forth below.
                                                                      Director/
                    Age as of                                          Officer
    Name          Dec. 8, 1997           Position                      Since
A. B. Edelman            58     Director-Chairman of the Board
                                  and Chief Executive Officer           1985
B. D. Thomas             46     President , Chief Operating Officer
                                  and Director                          1992
R. G. Conn               62     Vice President and Chief Financial
                                  Officer                               1997
P. P. Krumb              55     Vice President, Special Assistant
                                  to the Chairman and Director          1994
G. N. Agranoff           51     Vice President, General Counsel,
                                  Corporate Secretary and Director      1991
I. J. Garfinkel          60     Director                                1991
D. R. Kail               62     Director                                1985
C. F. Robinson           52     Director                                1996
D. M. M. Ruffat          61     Director                                1993
R. D. Summer             64     Director                                1996
R. Edmonds               53     Vice President, Technical Services      1996
W. Gevers                60     Vice President, OSN                     1996
J. Perkins               49     Vice President, Development and
                                  Production                            1996

The principal occupations and business experience of each of the current directors of the Company are described under "Election of Directors". The principal occupations and business experience of each of the current executive officers of the Company who are not also directors are described below.


    RONALD  G.  CONN,  age 62,  joined  Datapoint  as Vice  President  and Chief
Financial Officer in June 1997. Mr. Conn most recently was with the architectural/engineering firm of Pellham-Phillips-Hagerman as chief executive officer for two years. Prior to that, he owned and operated a wood products manufacturing and retail sales business for 18 years, and was general manager of one of the most successful midwestern theme parks for seven years prior to that. The principal business address of Mr. Conn is 4 rue d'Aguesseau 75008, Paris, France.

     ROGER EDMONDS, age 53, was promoted to Vice President, Technical Services in February 1996. Mr. Edmonds joined the Company's United Kingdom subsidiary in 1972 as Project Leader, and has held various management positions within the Company. Mr. Edmonds is also currently Technical Director of the U.K. subsidiary. The principal business address of Mr. Edmonds is Datapoint House, 400 North Circular Road, London NW10 0JG.

    WALTER GEVERS, age 60, was promoted to Vice President, OSN in March 1996. Mr. Gevers joined the Company as Managing Director, Datapoint Belgium in January 1983. Prior to joining the Company, Mr. Gevers was employed by SAIT Electronics, Datapoint's distributor in Belgium, for nineteen years as Sales Manager. The principal business address of Mr. Gevers is rue de la Fusee 100, 1130 Bruxelles, Belgium.

     JOHN R. PERKINS, age 49, was promoted to Vice President, Development & Production in May 1996. Mr. Perkins joined the Company as Director, Engineering in 1981. Prior to joining the Company, Mr. Perkins was employed by General Electric Information Services Company as Market Planner. The principal business address of Mr. Perkins is 8410 Datapoint Drive, San Antonio, Texas 78229-8500.

Audit, Compensation and Executive Committees

     The Company has Audit, Compensation and Executive Committees of the Board of Directors. The Company does not have a Nominating Committee. The current members of the Audit Committee are Irving J. Garfinkel (Chairman), Daniel R. Kail and Charles F. Robinson. The current members of the Compensation Committee are Daniel R. Kail (Chairman), Didier M. M. Ruffat, Irving J. Garfinkel and Robert D. Summer. The members of the Executive Committee are Asher B. Edelman (Chairman) and Blake D. Thomas.

The Audit Committee annually recommends to the Board of Directors the independent auditors for the Company and its subsidiaries. They meet with the independent auditors concerning the audit; evaluate non-audit services and the financial statements and accounting developments that may affect the Company; meet with management concerning matters similar to those discussed with the outside auditors; and make reports and recommendations to the Board of Directors and the Company's management and independent auditors from time to time as it deems appropriate. The Committee met 5 times during the fiscal year ended August 2, 1997.

The Compensation Committee makes salary recommendations regarding senior management to the Board of Directors and administers the Company's Bonus and Stock Option Plan as described below. The Committee met 2 times during the fiscal year ended August 2, 1997.

Meetings of the Board of Directors and Committees

The Board of Directors met 4 times during the fiscal year ended August 2, 1997. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period of his service) and
(b) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Director Agranoff had provided various tax, legal and real estate consulting services prior to serving as Vice President, General Counsel and Corporate
Secretary for the Company. During the fiscal years 1997, 1996, and 1995, Datapoint paid legal fees of $374,000, $485,000 and $51,000 respectively, to the law firm of Pryor, Cashman, Sherman, & Flynn, to which firm Mr. Agranoff is of counsel, for legal services provided by attorneys other than Mr. Agranoff.

Director Thomas worked from August 1994 until May 1, 1995 as a special consultant for which he received compensation of $500 per day payable in shares of common stock plus expenses. Subsequently, on May 5, 1995, in consideration of the additional work and responsibilities he had taken on for the Company as a special consultant, the Board of Directors approved a special compensation package for Director Thomas. From May 1, 1995, through July 31, 1995, he was paid at the rate of $500 per day for his services, plus travel and housing expenses, plus additional compensation of a flat $2,000 per week for expenses. On July 31, 1995, Director Thomas's consulting contract was extended until December 31, 1995 and then was to continue on a month-to-month basis to July 31, 1996. Upon the resignation of Doris Bencsik as President and Chief Operating Officer, Director Thomas was appointed on December 5, 1995 to the position of Executive Vice President and Chief Operating Officer. Director Thomas was also entitled under the extended contract to participate in the Standard Health Benefit program until he was appointed Executive Vice President and Chief Operating Officer. At such time, he converted to the Executive Health Benefit program. During fiscal 1995, the Board also approved a one time special issuance of 45,000 shares of common stock of the Company to Director Thomas in recognition of his service to the Company. During the term Director Thomas acted as a special consultant, he did not accrue or receive any regular Board or committee fees. Mr. Thomas was promoted to President on June 12, 1997, in addition to his position as Chief Operating Officer.

Director Ruffat had a consulting agreement from January 1994 through June 1995 under which he received a monthly compensation of $10,000. For 1996 and 1995, Director Ruffat was paid $50,000 and $80,000, respectively, for consulting services.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Datapoint believes that, during the fiscal year ended August 2, 1997, its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934; except the Form 3's required by such Section of executive officers Messrs. Edmonds, Gevers and Perkins were not timely filed.

Capital Stock Ownership of Management

(a) Security Ownership of Certain Beneficial Owners. The following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's securities as defined under Exchange Act Rule 13(d)(3).


                                Common Stock       Preferred Stock     Percent
Name and Address                Beneficially       Beneficially        of Class
                                   Owned             Owned

Asher B. Edelman (1)         (See Table under
c/o Datapoint Corporation    Security Ownership
717 Fifth Avenue             of Management)(1)
New York, NY 10022


Lloyd I. Miller (2)                                  69,900 (2)        9.7% (2)

    (1) Mr.  Edelman is part of a "group" as that term is used in  Exchange  Act
Section 13(d)(3). See subsection (b) below for detailed description as to the amount and nature of beneficial ownership by the members of the group.

    (2) Mr. Miller filed an Amendment #2 to Schedule 13D on August 14, 1997, reporting 69,900 Preferred shares, 37,500 of which are owned by LIM, Inc., a Florida corporation of which he is sole shareholder, and 32,400 of which are owned by Trust C under a September 20, 1983 Amended and Restated Trust Agreement for which Trust Mr. Miller serves as Investment Advisor. Mr. Miller's reported percentage ownership based upon currently outstanding Preferred shares of 721,976 as of December 8, 1997 is 9.7%.

(b)  Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, Preferred Stock and Convertible Debentures by each director, by each of the executive officers named in the table, and by the directors and executive officers as a group as of December 8, 1997.



                                                                                      Convertible
                                    Common Stock        Percent    Preferred Stock    Debentures
                                    Beneficially          of        Beneficially      Beneficially
 Name of Officer/Director           Owned (1)           Class(12)   Owned(2)            Owned(3)
-------------------------           -----------------   --------    ----------       -----------

Gerald N. Agranoff (O&D)        91,667(4)(5)(7)          *          - 0 -              - 0 -
Ronald G. Conn (O)                  - 0 -                           - 0 -              - 0 -
Asher B. Edelman (O&D)       3,115,990(4)(5)(6)(12)     17.5%       14,200**         $141,000*
Roger Edmonds (O)               23,333(4)                *          - 0 -              - 0 -
Irving J. Garfinkel (D)         25,000(4)(5)(7)          *          - 0 -              - 0 -
Walter Gevers (O)               63,333(4)                *          - 0 -              - 0 -
Daniel R. Kail (D)              25,000(4)                *          - 0 -              - 0 -
Phillip P. Krumb (O&D)          94,667(4)(8)             *          - 0 -              - 0 -
John Perkins (O)                13,333(4)                *          - 0 -              - 0 -
Charles F. Robinson (D)         25,000(4)(12)            *           3,000*(9)       $ 47,000*(9)
Didier Ruffat (D)               50,000(4)                *          - 0 -             - 0 -
Robert D. Summer (D)            27,300(4)(10)            *          - 0 -             - 0 -
Blake D. Thomas (O&D)          210,897(4)(11)           1.2%        - 0 -             - 0 -

 Executive Officers and Directors
    of Datapoint as a group
     (13 persons)            3,765,520                 21.1%

    * Indicates  less than 1%  ownership as a percent of the  outstanding  class (12)
    **The percent of the outstanding class is 2.0% (12)

(1) Information relating to beneficial ownership is based upon ownership information furnished by each person using "beneficial ownership" definitions set forth in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as otherwise indicated in other table footnotes, the indicated directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock and Preferred Stock attributed.

(2) The Company's $1.00 Preferred Stock ("Preferred Stock") is a non-voting class of security. Each share may be exchanged, at the option of the holder, for two (2) shares of Common Stock so long as six (6) quarters of accrued dividends remain outstanding and unpaid.

(3) The Company's 8-7/8% Convertible Subordinated Debentures Due June 1, 2006 ("Convertible Debentures") is a non-voting class of security. Each one thousand dollar ($1,000.00) principal amount may be exchanged, at the option of the holder, into 55.231 shares of Common Stock.

(4) The tabulation includes shares of Common Stock which may be deemed to be beneficially owned by such persons by reason of stock options currently exercisable or which may become exercisable within sixty
         (60) days after that date. The number of shares deemed to be beneficially owned by reason of such options is: Mr. Edelman, 221,667; Mr. Agranoff, 91,667; Mr. Thomas, 75,000; Mr. Krumb, 91,667;
         Mr. Ruffat,  50,000; Mr. Summer,  25,000; Mr. Garfinkel,  25,000;
         Mr. Kail, 25,000; Mr. Robinson, 25,000; Mr. Edmonds, 23,333;
         Mr. Gevers, 63,333; Mr.Perkins 13,333; and all officers and directors as a group, 730,000.

(5) Gerald N. Agranoff, Asher B. Edelman and Irving Garfinkel are Trustees of the Datapoint Corporation Supplemental Executive Retirement Plan (the "Datapoint Plan") which owns 378,731 Common shares. In the above tabulation, such shares have been excluded within each party's Common shares listing and the listing for the directors and executive officers as a group. Messrs. Agranoff, Edelman and Garfinkel each disclaim beneficial ownership of these shares except to the extent of pecuniary interests in such shares with which each party may currently be vested under the Plan. Mr. Edelman has a current vested interest in 145,288 shares under the Datapoint Plan which have been excluded. Mr. Agranoff is currently vested with 10,701 Common shares under the Datapoint Plan. Mr. Garfinkel has no current vested interest under the Datapoint Plan. Mr. Krumb is vested with 9,283 Common shares and Mr. Perkins with 4,344 Common shares under the Datapoint Plan which have not been included in their listed beneficial ownership.

(6) Mr. Edelman's listed beneficial ownership of 3,115,990 shares of Common Stock is explained in detail in this paragraph, and is based upon his beneficial ownership reported on Schedule 13D. Mr. Edelman reports beneficial ownership jointly, as a group, with the following named persons or entities. Those whose shares have been included within Mr. Edelman's listed total are reported as beneficially owned pursuant to Rule 13d-3 by Mr. Edelman. As the controlling general partner of each of Plaza Securities Company, A.B. Edelman Limited Partnership and Citas Partners (which is the sole general partner of Felicitas Partners, L.P.), Mr. Edelman may be deemed to own beneficially the 441,348, 944,383 and 6,290 shares held, respectively, by each of such entities for purposes of Rule 13d-3 under the Exchange Act, and these shares are included in the listed ownership. Also included are the 361,267 shares owned by Canal Capital Corporation ("Canal"), in which company Mr. Edelman and various persons and entities with which he is affiliated own interests. By virtue of investment management agreements between A.
         B. Edelman Management Company Inc. and Canal, A. B. Edelman Management Company Inc. has the authority to purchase, sell and trade in securities on behalf of Canal. A. B. Edelman Management Company Inc. therefore may be deemed to be the beneficial owner of the 361,267 shares owned by Canal. Mr. Edelman is the sole stockholder of A. B. Edelman Management Company Inc. and these shares are included. A. B.
         Edelman Management Company, Inc. is also the sole general partner of Edelman Value Partners, L.P. which currently owns 297,175 shares of Common Stock which are included. Also included are the 201,460 shares owned by Mr. Edelman's spouse Maria Regina M. Edelman, 5,000 shares held by Mr. Edelman in a Keough account, 21,000 shares beneficially owned by Mr. Edelman's daughters in accounts for which he is the custodian, and 616,400 shares owned by Edelman Value Fund, Ltd., for which Mr. Edelman serves as the sole investment manager. Also included are Mr. Edelman's presently exercisable options to purchase 221,667 shares. As a Trustee of the Canal Capital Corporation Retirement Plan ("Canal Plan") which owns 128,681 shares and the Datapoint Plan described above which owns 378,731 shares, Mr. Edelman may be deemed to own beneficially, and share voting and investment power over the shares owned by each such Plan, which are excluded. Also excluded from the listed ownership are 54,907 shares beneficially owned by Mr. Edelman's daughters in accounts for which their mother, Penelope C. Edelman, is the custodian and the 40,204 shares owned directly by Penelope C. Edelman. Mr. Edelman disclaims beneficial ownership of these excluded shares. Although disclaimed and excluded for purposes of Rule 13d-3, certain of the disclaimed and excluded shares are nevertheless reported by Mr. Edelman as beneficially owned on his Form 4's pursuant to the rules promulgated under Section 16 of the Exchange Act. Mr. Edelman's beneficial ownership total does not include the additional Common Stock which would be acquired upon the conversion of the Preferred Stock and the Convertible Debentures as described below. Upon such exchange, Mr. Edelman's listed beneficial ownership would increase to 3,152,178 and his percentage of the outstanding class would be 17.5%. This percentage upon exchange is the listed percentage above pursuant to Rule 13d-3(d)(1).

     Mr. Edelman's listed beneficial ownership of 14,200 shares of Preferred Stock is based upon the 5,100 Preferred shares owned by Edelman Value Partners, L.P., and the 9,100 Preferred shares owned by Edelman Value Fund, Ltd. Mr. Edelman disclaims beneficial ownership of the Edelman Value Fund, Ltd. shares. If exchanged for Common Stock, Mr. Edelman's Common Stock beneficial ownership total listed above would increase by 28,400 shares.

     Mr. Edelman's listed beneficial ownership of $141,000.00 of Convertible Debentures is based upon the $44,000.00 of Convertible Debentures owned by Edelman Value Partners, L.P. and the $97,000.00 of Convertible Debentures owned by Edelman Value Fund, Ltd. Mr. Edelman disclaims beneficial ownership of the Edelman Value Fund, Ltd. Convertible Debentures. If exchanged for Common Stock, Mr. Edelman's Common Stock beneficial ownership total listed above would increase by 7,788 shares.

(7) Messrs. Agranoff and Garfinkel are general partners of Plaza Securities Company, which owns 441,348 shares of Common Stock. Each disclaims beneficial ownership of these shares which are excluded in each party's listing in the beneficial ownership table above due to the sole voting and dispositive powers attributed to Mr. Edelman in his Schedule 13D. Mr. Agranoff is also a director of Canal which owns 361,267 shares. Mr. Agranoff disclaims beneficial ownership of these shares and they are excluded from his beneficial ownership listing due to the sole voting and dispositive powers attributed to Mr. Edelman.

(8) Mr. Krumb owns 3,000 Common shares directly in addition to the 91,667 shares represented by exercisable options.

(9) Mr. Robinson owns 3,000 Preferred shares and $47,000.00 in Convertible Debentures directly in addition to the 25,000 shares represented by exercisable options.

(10) Mr. Summer owns 2,300 Common shares directly in addition to the 25,000 shares represented by exercisable options.

(11) Mr. Thomas owns 119,397 Common shares directly in addition to the 75,000 shares represented by exercisable options. Mr. Thomas is also attributed beneficial ownership of 16,500 Common shares owned by Foresail Limited Partnership as its sole general partner.

(12) The percentage of the outstanding class calculations are based upon 17,986,458 Common shares, 721,976 Preferred shares and $58,839,000 Convertible Debentures outstanding as of December 8, 1997. For purposes of calculating Mr. Edelman's and Mr. Robinson's percentages of Common shares under Rule 13d-3(d)(1), the common shares underlying their respective Preferred Stock and their respective Convertible Debentures upon exchange are added to the outstanding share total as if the exchange has occurred.

                            COMPENSATION OF DIRECTORS

Directors who are employees of Datapoint receive no additional compensation for serving on the Board of Directors or its committees. Each director who is not an employee of Datapoint receives fees as follows: Each non-employee director receives an annual fee of $15,000, payable in quarterly installments. Executive Committee members receive an additional $5,000 annual fee. Committee Chairmen receive an additional $2,000 annual fee. Board members serving on more than one committee receive an additional $1,000 annual fee. Each non-employee director also receives a fee of $750 for each Board meeting attended, $500 for each committee meeting attended and $500 for attendance at each meeting on Datapoint's business other than a Board of Directors or committee meeting. Each non-employee director is, at Datapoint's expense, provided with $50,000 of group term life insurance and $250,000 accidental death insurance. Each non-employee director has the option to purchase, at his own expense, coverage for himself and his dependents under Datapoint's group medical and dental insurance plan.

Datapoint maintains a retirement plan and a retirement medical care plan to cover non-employee Board members. Both plans presently are purely contractual rather than funded, and are self-insured except that retirees are required to participate in Medicare parts A and B. The retirement plan provides for a maximum annual benefit equal to a director's annual retainer in effect on the date of retirement. A partial benefit will be paid to directors with less than five years' service, and a full benefit will be paid to directors with five or more years of service. The benefit will be payable for the greater of ten years or life, and in the event a retiree should die within ten years of retirement, the remaining benefit will be paid to his estate. The retirement medical care plan affords non-employee directors, upon retirement, benefits and premiums equivalent to COBRA coverage available to certain former employees and/or dependents under Datapoint's group medical plan. Only directors elected to the Board prior to March 25, 1996 are eligible to participate in the retirement plan.

     Director Thomas worked from August 1994 until May 1, 1995 as a special consultant for which he received compensation of $500 per day payable in shares of common stock plus expenses. Subsequently, on May 5, 1995, in consideration of the additional work and responsibilities he had taken on for the Company as a special consultant, the Board of Directors approved a special compensation package for Director Thomas. From May 1, 1995, through July 31, 1995, he was paid at the rate of $500 per day for his services, plus travel and housing expenses, plus additional compensation of a flat $2,000 per week for expenses. On July 31, 1995, Director Thomas's consulting contract was extended until December 31, 1995 and then was to continue on a month-to-month basis to July 31, 1996. Upon the resignation of Doris Bencsik as President and Chief Operating Officer, Director Thomas was appointed on December 5, 1995 to the position of Executive Vice President and Chief Operating Officer. Director Thomas was also entitled under the extended contract to participate in the Standard Health Benefit program until he was appointed Executive Vice President and Chief Operating Officer. At such time, he converted to the Executive Health Benefit program. During fiscal 1995, the Board also approved a one time special issuance of 45,000 shares of common stock of the Company to Director Thomas in recognition of his service to the Company. During the term Director Thomas acted as a special consultant he did not accrue or receive any regular Board or committee fees. Mr. Thomas was promoted to President on June 12, 1997, in addition to his position as Chief Operating Officer.

 Director Ruffat had a consulting agreement from January 1994 through June 1995 under which he received a monthly compensation of $10,000. For 1996 and 1995 Director Ruffat was paid $50,000 and $80,000, respectively, for consulting services.

                             EXECUTIVE COMPENSATION
Compensation Committee Report

Datapoint's executive compensation program is based on three fundamental principles.

Datapoint must offer compensation opportunities sufficient to attract, retain and reward talented executives who are sufficiently capable of addressing the challenges of a worldwide business in a difficult industry.

Compensation should include a substantial component of pay-for-performance sufficiently related to the financial results of the Company and/or the executive's performance to financially motivate the executive's efforts to increase stockholder value. This may cause individual compensation amounts to change significantly from year to year.

Compensation should provide a direct link between the long-term interests of executives and stockholders. Through the use of stock-based incentives, the Compensation Committee focuses the attention of executives on managing the Company from the perspective of an owner with an equity stake.

For executive officers, compensation now consists primarily of base salary, a short-term performance incentive opportunity in the form of a variable cash bonus based on either the financial performance of the Company or of their area of responsibility, and a long-term incentive opportunity provided by stock options.

The committee also obtains ratification by the non-employee members of the Board on most aspects of compensation and long-term incentives for executive officers.

The remainder of this Report reviews the annual and long-term components of Datapoint's executive compensation program, along with the decisions made by the committee regarding fiscal year 1997 compensation for both the CEO and the other named executive officers.

Total Annual Compensation

Annual cash compensation consists of two components; a fixed base salary and a variable annual bonus opportunity. As an executive's level of responsibility increases, a larger portion of total annual pay is based on bonus and less on salary. Mr. Agranoff was the only named executive who received a salary increase during the past year, and Mr. Edelman's salary was last increased in December 1990. The Committee sets the base salary of executive officers based upon a subjective analysis of competitive salaries of equally qualified executives, occasionally confirmed by reference to general salary surveys; prior compensation of the individual or of previous holders of the position is also considered. Contractual minimum base salaries are customarily negotiated with the executives.

The short-term performance incentive bonus opportunity is established either as a percentage, unique for each individual, of a numerical corporate performance indicia, or as a target percentage of pay which is the amount that can be earned based upon assigned objectives being met. Performance is measured as a percent of attainment against these objectives. When performance exceeds objectives, an executive's incentive pay can exceed the target rate, and when it falls below, as was the case in fiscal years 1995 and 1994, individual incentive pay is reduced accordingly.

Messrs. Edelman's,  Thomas's,  Conn's, Agranoff's, and Krumb's bonuses are based on a contractually specified percentage of Datapoint's pre-tax profits, which are defined as net pre-tax earnings, excluding the excess over $10 million of the net of any extraordinary gains, due to debt repurchase or exchange, against all extraordinary losses. During fiscal year 1995, the Company incurred net losses and therefore no bonuses were paid in 1995 under these contractual arrangements. For the fiscal year 1996, an aggregate of approximately $2.1 million were paid under these contractual arrangements. For the fiscal year 1997, an aggregate of approximately $0.4 million was paid under these contractual arrangements.

The remainder of the named executives have been assigned bonus targets of a percentage of their base salary upon 100% achievement of individualized goals and objectives; a substantial portion of which are related to the financial performance of corporate functions relevant to their respective responsibilities.

Long Term Incentives

The committee believes that stock options appropriately link executive interests to the enhancement of stockholder value and utilizes them as its long-term incentive program; no additional long-term incentive programs are utilized. Stock options generally are granted at fair market value as of the date of grant, become exercisable over three years, and have a term of ten years. The stock options provide value to the recipients only when the price of Datapoint stock increases above the option grant price.

     In 1997, the committee granted stock options to executive officers, as well as to other executives and selected key employees. In determining the size of the grant for the named executive officers, the committee assessed the following factors: their potential by position and ability (i) to contribute to the creation of long-term stockholder value; (ii) to contribute to the successful execution of Datapoint's product line broadening strategy; and (iii) to implement Datapoint's cost reduction objectives; (iv) their relative levels of responsibility; and (v) the number of options they already held.

This report has been provided by the Compensation Committee.

Daniel R. Kail, Chairman
Irving J. Garfinkel
Didier M.M. Ruffat
Robert D. Summer

Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan for certain executive employees selected by the Board of Directors. The plan provides for employee contributions of up to 10% of applicable compensation. In addition, at the Board's discretion, the Company may also make contributions on an annual, individual basis, allocated on a pro-rata basis according to participant's applicable compensation up to a maximum contribution of 15% of applicable compensation per employee. During the fiscal years ended August 2, 1997, July 27, 1996, and July 29, 1995, the Company approved the contribution of 92,500 shares of its common stock and 50,000 and 62,000 shares of its Preferred Stock, respectively, to the plan for credit to the accounts of various executive officers. The shares of preferred stock were converted into 364,000 shares of common stock on December 10, 1996, as a result of the exchange offer, which is described in detail in the preceding year's Proxy Statement/Prospectus and the Form 10-K filed on October 30, 1997. During the first quarter of fiscal year 1998, the Company approved the contribution of 39,147 shares of its common stock to the plan for credit to the accounts of various executive officers. Also, during the first quarter of fiscal year 1998, 65,000 shares of common stock were distributed from the plan and 51,916 shares of common stock were cancelled from the plan. Under the terms of the plan, benefits accrue to the various executive officers upon satisfaction of the plan's vesting criteria which is based upon length of employment with the Company.


Summary Compensation Table


--------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                Long-Term
Name and                                                               Other       Compensation            All
Principal                    Fiscal                                   Annual       Stock Options          Other
Position                     Year      Salary         Bonus        Compensation    Granted(#(16)     Compensation
--------------------------------------------------------------------------------------------------------------------------------

Asher B. Edelman  (1)        1997     $300,534      $196,126(2)      $134,613(3)    60,000           $30,000(14)
Chairman of the Board and    1996      299,956      1,152,918(2)      148,752(3)    40,000            17,952(14)
Chief Executive Officer      1995      275,104(4)           0         180,781(3)         0            30,000(14)

Blake D. Thomas (5)          1997     $250,000       $117,676(2)      $56,178(3)    50,000               0
President and                1996      145,166(8)     691,751(2)           $0      100,000               0
Chief Operating Officer      1995          n/a            n/a             n/a          n/a               n/a

Phillip P. Krumb (6)         1997     $175,000        $39,225(2)       $8,768(7)    50,000            $3,500(14)
Vice President and           1996      175,000        230,584(2)        9,373(7)         0               0
Special Assistant to the     1995      141,346(8)      50,000(9)       57,094(10)   50,000               0
Chairman

Gerald N. Agranoff (11)      1997     $200,000        $78,450(2)       $7,200(13)   50,000            $4,000(14)
Vice President, General      1996      172,481        400,000(12)       7,200(13)        0               0
Counsel and Corp. Secretary  1995      125,192(8)           0           6,000(13)   50,000               0

Roger Edmonds (15)           1997     $136,735        $41,021(12)        --         25,000              --
Vice President,Technical     1996         --             --              --            --               --
Services                     1995         --             --              --            --               --


Table Footnotes
(1)   Asher B. Edelman was named Chief Executive Officer in February 1993.
(2)   Represents contractual bonus based on the Company's net pre-tax earnings.
(3)   Represents payments incident to foreign assignment.
(4) Effective in 1995, Mr. Edelman agreed to a 10% salary reduction as part of the Company's cost reduction plan.
(5) Blake D. Thomas commenced employment with the Company in December of fiscal 1996 as Executive Vice President and Chief Operating Officer. On June 12, 1997, he was promoted to President in addition to Chief Operating Officer.

(6) Phillip P. Krumb commenced employment with the Company in September of fiscal 1995 as Vice President and Chief Financial Officer. On June 12, 1997, the Company accepted his resignation as Chief Financial Officer, however, he remained a Vice President of the Company, and Special Assistant to the Chairman and was appointed to the Board of Directors.
(7)  Represents auto allowance and company match of employee profit sharing plan.
(8)  Amount  reflects  partial  year of  employment.
(9)  Represents  a one-time guaranteed bonus per terms of employment agreement.
(10) Represents relocation, housing and auto allowance.
(11) Gerald  N.   Agranoff  commenced   employment   with  the  Company  in
     October  of  fiscal  1995  as  Vice   President, General Counsel and
     Corporate Secretary.
(12) Represents a performance bonus.
(13) Represents auto allowance.
(14) Represents vested portion of the Company's common stock contributions to the Supplemental Executive Retirement Plan on behalf of named employee.
(15) Mr. Edmonds in previous years was not one of the top five compensated officers of the Company.
(16) Excludes options granted as a member of the Company's Board of Directors.

Stock Option Grants in Last Fiscal Year (1)

The following table sets forth certain information regarding all stock option grants made to five of the Company's most highly compensated executive officers for the last fiscal year.




                              -------------------------------------------------------------------------
                                                   Options Granted in Fiscal 1997
                                       %of Total
                                        Options                                    Potential Gain at Assumed
                        Number of      Granted to     Exercise                     Annual Rates of Stock Price
                         Options      Employees in     Price      Expiration     Appreciation for Option Term (3)
            Name       Granted (2)    Fiscal Year    Per Share       Date            5%           10%
----------------------------------------------------------------------------------------------------------------

Asher B. Edelman          60,000           5.87%        0.9688     10/9/06        $36,556         $92,641
Blake D. Thomas           50,000           4.89%        0.9688     10/9/06        $30,464         $77,201
Phillip P. Krumb          50,000           4.89%        0.9688     10/9/06        $30,464         $77,201
Gerald N. Agranoff        50,000           4.89%        0.9688     10/9/06        $30,464         $77,201
Roger Edmonds             25,000           2.44%        0.9688     10/9/06        $15,232         $38,600
----------------------------------------------------------------------------------------------------------------

Gain for all stockholders at assumed annual rates of
  stock price appreciation (4):                                                 $25,028,108   $63,426,084


(1)  No Stock Appreciation Rights (SARs) have ever been granted by Datapoint.
(2) Each grant becomes exercisable in three equal annual installments commencing on the first anniversary date. The table excludes director options granted.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.
(4) These amounts represent the increase in the market value of Datapoint's outstanding shares (17.7 million) as of August 2, 1997, that would result from the same stock price assumptions used to show the potential realizable value for the named executives.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

The following table sets forth certain information regarding stock options exercised by the Company's five most highly compensated executive officers for the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES


                        Number of                                                         Value of Unexercised
                         Shares                      Number of Unexercised               In-the-Money Options
                      Acquired on     Value        Options at August 2, 1997              at August 2, 1997
     Name               Exercise     Realized    Exercisable      Unexercisable      Exercisable        Unexercisable
---------------------------------------------------------------------------------------------------------------------------

Asher B. Edelman             0           0          188,333            86,667            $89,688              $96,872
Blake D. Thomas              0           0           58,333           116,667            $66,146             $143,227
Phillip P. Krumb             0           0           58,333            66,667            $15,625              $64,060
Gerald N. Agranoff           0           0           58,333            66,667            $26,563              $64,060
Roger Edmonds                0           0           12,500            27,500                 $0              $32,030

---------------------------------------------------------------------------------------------------------------------------

Performance Graph

Set forth below is a line graph comparing the five-year cumulative total return for Datapoint common stock with the Dow Jones 65-Composite Average, a broad equity market index, and the Dow Jones computer systems index, excluding IBM.

                  Comparison of Five-Year Cumulative Total Return


 Year     Datapoint Common Stock        Dow Jones Computer         Dow Jones 65-Computer
                                      systems index (w/o IBM)      Composite average
           actual YE     Base YE      actual YE    Base YE          actual YE       Base YE

FY  97       2.25         94.74         971.17      452.87          2,538.86         179.52
FY  96       1.13         47.37         477.75      222.78          1,746.32         123.48
FY  95       1.50         63.16         460.48      214.73          1,577.65         111.55
FY  94       3.75         157.89        181.90       84.82          1,635.12         115.62
FY  93       7.00         294.74        148.27       69.14          1,609.55         113.81
FY  92       2.38         100.00        214.45      100.00          1,414.24         100.00


The graph assumes $100 invested on August 1, 1992, in Datapoint common stock and each of the Dow Jones indexes, and that all dividends were reinvested. During the five-year period Datapoint did not pay any dividends on its common stock.

                              EMPLOYMENT AGREEMENTS

Effective April 25, 1990, Datapoint entered into a written employment agreement memorializing an existing understanding concerning the employment of Mr. Edelman as Chairman of the Board of Directors and the Executive Committee of Datapoint. The agreement, as amended, now provides for a base salary of $300,000, an annual bonus opportunity of 5% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses) and payment of certain of his expenses, subject to limitations, including expenses relating to his presence at Datapoint's European offices. The amended agreement further provides for a lump-sum payment of two years salary and benefits plus one year of bonus at plan should Mr. Edelman's employment involuntarily terminate other than by death or disability, or for "cause" as strictly defined therein.

Effective October 1, 1994, Datapoint entered into an agreement with Mr. Agranoff providing for his employment as Vice President, General Counsel and Corporate Secretary. This agreement, as amended, now provides for a minimum annual base salary of $200,000 an annual bonus opportunity of 2% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses), certain executive benefits, and continuation of base salary payments of up to $100,000, plus any performance bonus he may be entitled to, as well as a continuation of benefits for six months should Datapoint terminate his employment other than for cause.

Effective December 5, 1995, Datapoint entered into an agreement with Mr. Thomas providing for his employment as Executive Vice President and Chief Operating Officer at a minimum annual base salary of $250,000. The agreement provides for an annual bonus opportunity of 3% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses), certain executive benefits, and continuation of base salary payments of up to $100,000, plus any performance bonus he may be entitled to, as well as a continuation of benefits for six months should Datapoint terminate his employment other than for cause. The agreement also provides for expatriate accommodations incident to foreign assignment. Mr. Thomas was promoted to President on June 12, 1997, in addition to his position as Chief Operating Officer.

Effective June 12, 1997, Datapoint entered into an agreement with Mr. Conn providing for his employment as Vice President and Chief Financial Officer at a minimum annual base salary of $175,000. The agreement provides for an annual bonus opportunity of 1% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses), certain executive benefits, and continuation of base salary payments of up to $100,000, plus any performance bonus he may be entitled to, as well as a continuation of benefits for six months should Datapoint terminate his employment other than for cause. The agreement also provides for certain relocation accommodations and provides for expatriate accommodations incident to foreign assignment.

Effective September 19, 1994, Datapoint entered into an agreement with Mr. Krumb providing for his employment as Vice President and Chief Financial Officer at a minimum annual base salary of $175,000. The agreement provides for an annual bonus opportunity of 1% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses), certain executive benefits, and continuation of base salary payments of up to $100,000, plus any performance bonus he may be entitled to, as well as a continuation of benefits for six months should Datapoint terminate his employment other than for cause. The agreement also provided for certain relocation accommodations which were terminated at the end of 1995. Effective June 12, 1997, Mr. Krumb resigned as Chief Financial Officer, but will remain a Vice President of the Company as Special Assistant to the Chairman. Effective November 8, 1997, Mr. Krumb will have a minimum annual base salary of $60,000. The agreement provides for an annual bonus opportunity equal to 1/4 of 1% of the Company's net pre-tax earnings (excluding the excess over $10 million of the net of any extraordinary gains due to debt repurchase or exchange against all extraordinary losses), and certain executive benefits.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed the firm of Ernst & Young LLP, as independent auditors for the fiscal year ending August 1, 1998, and until their successors are selected. The appointment was made upon recommendation of the Audit Committee. A representative of Ernst & Young LLP, will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and it is expected that such representative will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders and voting upon such ratification is required for ratification of the appointment of Ernst & Young LLP, as auditors.

 A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITOR
                    IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                         1997 EMPLOYEE STOCK OPTION PLAN

Datapoint intends to adopt, effective January 28, 1998, and contingent upon stockholder approval, a 1997 Employee Stock Option Plan ("1997 Employee Plan"), which is substantially similar to Datapoint's previous employee stock option plans ("Employee Plans"). See "Executive Compensation". A maximum of 2,000,000 shares of Common Stock will be reserved for the issuance of awards under the 1997 Employee Plan. Datapoint intends to register these shares on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholders approval of the 1997 Employee Plan. Management believes that the prior Employee Plans have enhanced Datapoint's position in the highly competitive market for executive talent, but to remain competitive it is important that a plan permitting the grant of additional options be adopted.

The Board of Directors believes approval of the 1997 Employee Plan is in the best interests of stockholders and Datapoint because the availability of an adequate number of shares reserved for the issuance of awards and the ability to grant stock options and make other stock-based awards to key employees are important factors in attracting, motivating, and retaining qualified personnel essential to the success of Datapoint.

Description of the 1997 Employee Stock Option Plan

The following summary of the 1997 Employee Plan is qualified in its entirety by the specific language of the Plan, a copy of which appears in Annex A, attached hereto.

General. The purposes of the 1997 Employee Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees and officers to promote the growth and success of Datapoint. This Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") to employees of Datapoint and for the grant of non-incentive stock options ("Non-Incentive Stock Options"), stock appreciation rights ("SARs") and options to purchase shares of restricted stock ("Restricted Stock") to eligible key employees of Datapoint and its subsidiaries. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, exchange of shares, combination, or like change in the capital structure of Datapoint, appropriate adjustments will be made to the shares subject to the Plan and to any outstanding awards. To the extent any outstanding option under the 1997 Employee Plan expires or terminates prior to its exercise in full, the shares of Common Stock no longer subject to the option will be returned to the 1997 Employee Plan and made available for future grants.

Eligibility. In general, all employees of Datapoint and its subsidiaries who contribute to the management, direction and overall success of Datapoint are eligible to receive options under the 1997 Employee Plan. Members of the Board of Directors who are not employees of Datapoint shall not be eligible for option grants under the 1997 Employee Plan. It is anticipated that a total of approximately 650 employees are potentially eligible to be granted options under the 1997 Plan.

Shares Subject to the Plan. A maximum of 2,000,000 shares of Datapoint's Common Stock shall be authorized for exercise of the stock options granted under the 1997 Employee Plan. The shares to be used may be either treasury shares or newly issued shares.

Option Features. Both Incentive Stock Options and Non-Incentive Stock Options may be granted under the 1997 Employee Plan. Incentive Stock Options must be granted at an option price per share equal to the fair market value of a share of Common Stock on the date of grant. While the option price per share for Non-Incentive Options may be less than fair market value, the option price per share may not be less than 75 percent of the fair market value of a share of Common Stock on the date of grant.

A participant may exercise an option by delivering a written notice of exercise to Datapoint and tendering payment of the full price of the shares being exercised. The exercise price of a stock option may be paid in cash, shares of Datapoint's Common Stock (if authorized by and subject to such conditions as may be set by the Committee) or a combination of cash and stock.

A stock option may not be granted under the 1997 Employee Plan that expires more than ten years after the date of grant (the "Termination Date"). The Committee will determine the dates after which options may be exercised in whole or in part, and may establish installment exercise terms so that an option becomes fully exercisable in a series of cumulative portions. The Committee may also accelerate the period of the exercise of any stock option or portion thereof.

In the event of a participant's retirement or termination of employment due to disability, any outstanding option shall, in general, be exercisable within one year after such event (but not subsequent to the expiration of the option), by the participant. In the event of a participant's death, any outstanding option shall be exercisable within one year after such event (but not subsequent to the expiration of the option), by the participant's estate or beneficiary. In the event of a participant's voluntary or involuntary termination of employment with Datapoint or its subsidiaries for any reason other than retirement, death or disability, any outstanding options shall expire on the earlier of the Termination Date or the one hundred and eightieth day following the date of cessation of employment. Options held by a participant terminated for gross misconduct are subject to forfeiture.

No stock option granted under the 1997 Employee Plan shall be assignable or transferable except by will or the laws of descent and distribution and is exercisable during the participant's lifetime only by the participant.

Stock Appreciation Rights. At or after the grant of a stock option, the Committee may, in its discretion, grant a participant a SAR. A SAR represents the right to exercise an option, or portion thereof, and receive in exchange the excess, if any, as of the date such right is exercised of (a) the fair market value of the shares of Datapoint Common Stock associated with the option, or portion thereof, which is exercised over (b) the aggregate option price of such shares payable by the participant if he exercised such option, or portion thereof, through the purchase of shares. A SAR is only exercisable during the term of the associated option.

Upon a participant's exercise of a SAR, Datapoint's payment to the participant may be made (at the election of the Committee) in cash, or in shares of Datapoint Common Stock valued at their fair market value on the date of the exercise, or partly in cash and partly in shares of Datapoint Common Stock.

Restricted Stock. A stock option may provide, at the discretion of the Committee, that the shares of Datapoint Common Stock received upon the exercise of a stock option shall be subject, for a specified period, to certain sale and transfer restrictions. Such restricted period may be accelerated or waived by the Committee in its discretion. Except for sale and transfer restrictions, the participant, as owner of shares of Datapoint Common Stock, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares and the right to vote such shares. In the event that a participant ceases to be an employee of Datapoint for any reason during a restricted period, Datapoint may, at its discretion, purchase from the participant any shares subject to restrictions at the price originally paid for the stock by the participant. With respect to restricted stock that was acquired by a participant pursuant to the exercise of a SAR, Datapoint shall have the option to reacquire such shares without the payment of any consideration.

Plan Administration. The 1997 Employee Plan shall be administered by the Compensation Committee (the "Committee") which shall be composed of
"Non-Employee Directors" within the meaning of the recent amendments to Rule 16b-3, as promulgated under Section 16 of the Securities Act of 1934, as amended. The Committee has the full and complete authority to make all option grants and to establish the conditions of the written agreements evidencing all such grants, subject to the terms of the 1997 Employee Plan. In accordance with the recent amendments to Rule 16b-3, the 1997 Employee Plan provides for all option grants to be approved in advance by the Committee or, if the Committee is not then composed solely of "Non-Employee Directors," by the Board of Directors, in order to assure that all options granted under the Plan comply in all respects with the requirements of Rule 16b-3. No determination has been made as to the amount or type of options to be granted during any year of the 1997 Employee Plan and no participants have been selected for option grants.

Amendment and Termination. Unless sooner terminated, no stock option may be granted under the 1997 Employee Plan after January 28, 2008. The Board of Directors may terminate, suspend or amend the 1997 Employee Plan without stockholder approval, except that no modification may, without the participant's consent, alter or impair any of the rights or obligations under any stock option theretofore granted. The Board of Directors is authorized to make all technical amendments to the 1997 Employee Plan necessary to comply with Rule 16b-3.

Federal Tax Consequences. The Federal income tax consequences applicable to Datapoint and a participant in connection with stock options granted under the 1997 Employee Plan, whether Incentive Stock Options within the meaning of
Section 422 of the Code or Non-Incentive Stock Options, are complex, and depend, in part, on the surrounding facts and circumstances.

In general, a participant will not recognize any income upon the grant or exercise of an Incentive Stock Option. Although no income is recognized upon the exercise of an incentive stock option, the exercise does generate an item of tax preference equal to the difference between the exercise price of the option and the fair market value of the underlying shares on the date of exercise. This tax preference item may subject the participant to payment of alternative minimum tax. If the participant holds the stock acquired through the exercise of an Incentive Stock Option for more than two years from the grant of the option and more than one year from the exercise of the option, the difference between the option price and the price at which the stock so acquired is sold will be treated as long-term capital gain. A failure to satisfy either holding periods will result in ordinary income being recognized by the participant upon the disposition of the stock in an amount equal to the difference, with certain adjustments, between the option price and the fair market value of the stock on the date of exercise, and in capital gain being recognized in an amount equal to the excess, if any, of the price at which the stock is sold over the fair market value of the stock on the date of exercise. In order to be eligible for this tax treatment, as a general rule, a participant must exercise his Incentive Stock Option within three months after his termination of employment with Datapoint.

Although, as a general rule, a participant will not recognize any income upon the grant of a Non-Incentive Stock Option, he will recognize ordinary income upon the exercise of such option in an amount equal to the difference between the option price and the fair market value of the underlying stock on the date of exercise. The granting of SARs does not produce taxable income to the participant or a tax deduction for Datapoint. Upon exercise of such rights, any cash and the fair market value on the exercise date of any stock received is taxable to the participant as ordinary income.

Based on the tax rules described above, Datapoint would be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with either (a) the disqualifying disposition of an Incentive Stock Option or (b) upon the exercise of a Non-Incentive Stock Option or a SAR. Datapoint would generally be entitled to the deduction in same tax year the participant would be required to recognize ordinary income with respect to the transaction.

         A VOTE "FOR" APPROVAL OF THE 1997 EMPLOYEE STOCK OPTION PLAN IS
                     RECOMMENDED BY THE BOARD OF DIRECTORS.


                              STOCKHOLDER PROPOSALS

Pursuant to the Bylaws of the Company, proposals by stockholders intended to be presented at the next annual meeting of stockholders and included in the proxy solicitation material for the next annual meeting of stockholders, must be received by Datapoint at its principal executive office for inclusion in Datapoint's proxy statement and form of proxy relating to that meeting no later than sixty days before the date of the meeting or, in certain cases, ten days following public announcement thereof. Stockholders submitting such proposals are requested to address them to the Corporate Secretary of Datapoint at the address set forth on the first page hereof. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.


                              LIST OF STOCKHOLDERS

Between December 8, 1997 and the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open for examination during ordinary business hours by any stockholder, for any purpose germane to the meeting, at Datapoint's offices at 8410 Datapoint Drive, San Antonio, Texas 78229-8500, and at Datapoint's offices at 717 Fifth Avenue, New York, New York 10022.


                               PROXY SOLICITATION

Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Datapoint. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Datapoint in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding the proxy solicitation material to beneficial owners of Datapoint Common Stock and Preferred Stock held of record by such persons, and Datapoint may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, has been engaged to solicit proxies on behalf of Datapoint for a fee of approximately $5,000, excluding any additional expenses which might be incurred.


                                 OTHER BUSINESS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters to be brought before the Annual Meeting by others. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on behalf of the stockholders they represent in accordance with their best judgment.

Annual Report

The information contained in the Annual Report of the Company on Form 10-K for the fiscal year ended August 2, 1997, including financial statements, is separately enclosed with this Proxy Statement.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING AUGUST 2, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 8, 1997, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON WRITTEN REQUEST MAILED TO THE COMPANY'S OFFICES, 8410 DATAPOINT DRIVE, SAN ANTONIO, TEXAS 78229-8500 ATTENTION: SECRETARY. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.





     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO
           POSTAGE STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                                     ANNEX A

                              DATAPOINT CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN

                                    ARTICLE I

                                     Purpose

The purpose of the Datapoint Corporation 1997 Employee Stock Option Plan is to provide certain selected employees of Datapoint Corporation and its subsidiaries an opportunity to purchase or receive shares of Common Stock of Datapoint Corporation or to benefit from the appreciation thereof, thus providing an increased incentive for these employees to contribute to the future success and prosperity of Datapoint Corporation, enhancing the value of the stock for the benefit of the stockholders, and increasing the ability of Datapoint Corporation to attract and retain individuals of exceptional skills.

                                   ARTICLE II

                                   Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

2.1      Board:  The Board of Directors of Datapoint Corporation.

2.2 Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.3      Committee:  The  Committee,  appointed by the Board and described in
Section 3.2 of the Plan, that shall be responsible for administering the Plan and making Option Grants hereunder.

2.4      Common Stock:  The common stock of Datapoint Corporation.

2.5      Company:  Datapoint Corporation and any of its Subsidiaries, if any.

2.6 Disability: Disability within the meaning of section 22(e)(3) of the Code, as determined by the Committee.

2.7      Employer:  The corporation that employs the employee or Optionee.

2.8 Fair Market Value: The average of the high and low reported sales prices of Common Stock on the New York Stock Exchange-Composite Tape as reported in the Southwest edition of The Wall Street Journal. If there were no Common Stock sales on such day, then:

     a. in the case of an Option grant, Fair Market Value is the average of the high and low reported sales prices on the last preceding day on which sales occurred; and

     b. in the case of the exercise of an Option, the Fair Market Value is the "Weighted Average" of the average of the high and low reported sales prices on the last preceding day on which sales occurred and such average on the first succeeding day on which sales occurred. The Weighted Average is determined by first multiplying (i) the average between the high and low sales prices on the last preceding day on which sales occurred by the number of days after exercise until the first subsequent sales occurred, and (ii) the average between the high and low sales prices on the next succeeding day on which sales occurred by the number of days before exercise of the last preceding day on which sales occurred.

2.9 ISO: An incentive stock option within the meaning of section 422 of the Code.


2.10 Non-Employee Director: A director who: (i) is not currently an officer or employee of Datapoint Corporation or of any Subsidiary; (ii)
(A) does not receive compensation, either directly or indirectly, for any non-director service in an amount that would be required to be disclosed under
Item 404(a) of Regulation S-K or (B) possess an interest in any other transaction requiring disclosure under such Item; and (iii) is not engaged in a business relationship disclosable under Item 404(b) of Regulation S-K.

2.11     Non-ISO: A stock option that is not an ISO.

2.12     Option: A stock option granted under the Plan.

2.13 Option Price: The purchase price of a share of Common Stock under an Option.

2.14 Optionee: An employee of the Company who has been granted one or more Options.

2.15 Parent Corporation: A parent corporation, as defined in section 424(e) of the Code.

2.16 Plan: The Datapoint Corporation 1997 Employee Stock Option Plan, as from time to time amended.

2.17 Restricted Period: A period beginning on the date the Option is granted and ending on a date determined by the Committee.

2.18 Restricted Stock: Common Stock subject to the restrictions described in Section 6.11 of the Plan, so long as such restrictions are in effect.

2.19 Retirement: Retirement on or after age sixty-five, or, with the advance consent of the Company, at an earlier age.

2.20     Stock Appreciation Right: A Stock Appreciation Right as defined in
Section 6.7 of the Plan.

2.21 Subsidiary: A subsidiary corporation, as defined in section 424(f) of the Code.

2.22 Termination Date: a date fixed by the Committee but not later, with respect to an ISO, than the day preceding the tenth anniversary of the date on which the Option is granted or, with respect to a Non-ISO, than the day following the tenth anniversary of the date on which the Option is granted.

                                   ARTICLE III

                                 Administration

3.1 Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

3.2 The Committee shall consist of not less than three members of the Board, all of whom shall be Non-Employee Directors, and appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall take all steps necessary to assure that the Committee is composed of Non-Employee Directors within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended, and that Options granted under this Plan comply in all respects with the requirements of Rule 16b-3. Options granted hereunder shall be approved in advance by the Committee. However, if the Committee, for whatever reason, is unable to act, then Options granted under this Plan shall be approved in advance by the Board.

3.3 Subject to the provisions of the Plan, the Committee shall establish the policies and criteria pursuant to which it shall grant Options and administer the Plan. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine which employees of the Company shall be granted Options, the number of shares subject to option under any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options. This shall include Options granted with terms and conditions that will permit their designation in accordance with the wishes of the prospective Optionee as ISOs or Non-ISOs.

3.4 The Committee may at any time, with the consent of the Optionee, in its sole discretion, cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of Common Stock shares, and at a lesser Option Price.

3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

                                   ARTICLE IV

                           Shares Subject to the Plan

4.1 The total number of shares of Common Stock available for grants of Options under the Plan shall be 2,000,000, subject to adjustment in accordance with
Article VIII of the Plan. These shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire, terminate or be cancelled for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 of the Plan shall be treated, for the purposes of this Article IV, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                    ARTICLE V

                                   Eligibility

5.1 Options may be granted to employees of the Company or, with respect to Non-ISO's, to persons who have been engaged to become employees of the Company. Members of the Board who are not employees of the Company shall not be eligible for Option grants hereunder.

                                   ARTICLE VI

                                Terms of Options

6.1 Option Agreements. All Options shall be evidenced by written agreements executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in section 422 of the Code at the request of the Optionee shall be designated ISOs, and all other Options shall be designated Non-ISOs.

6.2 Option Price. The Option Price shall not be less than seventy-five percent (75%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if the Option is intended to be an ISO, the Option Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.3 Period of Exercise. The Committee shall determine the dates after which Options may be exercised in whole or in part for any reason whatsoever. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date; in addition, no Option or portion thereof granted to any Optionee subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be made exercisable during the six month period beginning on the date such Option was granted.

6.4 Special Rules Regarding ISOs Granted to Certain Employees. Notwithstanding any contrary provisions of Section 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

6.5 Manner of Exercise and Payment. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or, if specifically permitted under the terms of the Option, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or by any combination of the above methods of payment. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an option.

6.6 Withholding Taxes. The Company may, in its discretion, require an Optionee to pay to the Company the amount, or make such other arrangements, at the time of exercise or thereafter, that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.

6.7 Stock Appreciation Rights. At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's discretion, an amount of cash equal to and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or such portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price.

6.8 Nontransferability of Options. Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will, the laws of descent and distribution, or, solely with respect to Non-ISO's, a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder) nor will any Option granted hereunder be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights of interests hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

6.9      Cessation of Employment of Optionee.

         a) Cessation of Employment other than by Reason of Retirement, Disability, or Death. If an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, each Option held by the Optionee, together with all rights hereunder, shall be exercisable only to the extent exercisable on the date of the cessation of employment, and shall terminate on the earlier of the Termination Date or the one hundred and eightieth day following the date of cessation of employment, to the extent not previously exercised; provided, however, that in the event the Optionee's employment with the Company is terminated due to his gross misconduct, the Options granted to such Optionee hereunder shall be null and void after such termination occurs or such determination is made by the Committee.

         b) Cessation of Employment by Reason of Retirement or Disability. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

     i. the Termination Date,

     ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to section 6.9(c) of the Plan, or

     iii. the first anniversary of the date of the cessation of the Optionee's employment, and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

         (c) Cessation of Employment by Reason of Death. In the event of the death of the Optionee, while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise it on the Optionee's date of death. In the event of the death of the Optionee while entitled to exercise an option pursuant to Section 6.9(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

6.10 Notification of Sales of Common Stock. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO: (a) within two years after date of the grant of the ISO under which the shares were acquired; (b) within one year after the transfer of such shares to the Optionee; or (c) more than three months after his termination of employment with the Company, shall notify the Company of such disposition and of the amount realized upon such disposition. In the event an Optionee terminates employment with the Company due to Disability, the words "three months" in Section 6.10(c) shall be replaced with the words "one year."

6.11  Restrictions Upon Shares of Common Stock Acquired Upon Exercise of an
Option:

         (a) Provisions Concerning Restricted Stock. An Option may provide, in the discretion of the Committee, that all or a portion of the Common Stock to be received by the Optionee upon exercise of the Option (including exercise of a Stock Appreciation Right) shall be Restricted Stock. None of the shares of Common Stock acquired by the Optionee upon the exercise of an Option shall be Restricted Stock unless the Option agreement expressly provides that all or a portion of such shares shall be shares of Restricted Stock and the Restricted Period with respect to such shares is stated in the Option agreement. The Committee may establish different Restricted Periods with respect to different shares of Common Stock acquired pursuant to an Option. The Committee may also accelerate the dates at which the Restricted Period ends or otherwise waive or modify the restrictions on Restricted Stock with the consent of the Optionee before or after an Option is exercised, Common Stock delivered to an estate, heir or beneficiary of an Optionee pursuant to the exercise of an Option after the Optionee's death shall not be Restricted Stock.

         (b) Restrictions on Transferability. During the Restricted Period shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided herein. Except for such restrictions, the Optionee, as owner of such shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such shares and the right to vote such shares. Restricted Stock may be transferred to the Company in satisfaction of the Company's obligation to withhold taxes pursuant to Section 6.6 of the Plan, or be placed into escrow to secure the Company's ability to satisfy such obligation, and any restrictions with respect to shares transferred in satisfaction of such obligation shall terminate. Each certificate issued in respect of shares of Restricted Stock acquired pursuant to the exercise of an Option shall be registered in the name of the Optionee, shall be deposited by him with the Company together with stock power endorsed in blank and shall be the following (or similar legend):

"The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled 'Datapoint Corporation 1997 Employee Stock Option Plan', which grants to the Company an option to purchase such shares in certain instances. A copy of such Plan is on file at the principal office of the Company."

At the end of the Restricted Period, or when the restrictions have otherwise terminated with respect to one or more shares of Restricted Stock, the Company shall deliver to the Optionee (or his legal representative, beneficiary or heir) one share of Common Stock without the legend referred to herein for each such share of Restricted Stock deposited with it by the Optionee.

         (c) Company's Option to Repurchase upon Cessation of Employment. If an Optionee ceases to be an employee of the Company during the restricted Period for any reason, the Company shall have an option, with respect to Options exercised otherwise than pursuant to a Stock Appreciation Right, to purchase all or a portion of the shares of Restricted Stock acquired by the Optionee pursuant to the exercise of an Option, at a price equal to the price originally paid therefore by the Optionee. With respect to shares of Restricted Stock acquired pursuant to the exercise of a Stock Appreciation Right, the Company shall have the option to reacquire such shares without the payment of any consideration. The Company may exercise its option to purchase or reacquire the Restricted Stock within ninety days of the date on which the Optionee ceases to be employed by the Company. The Company shall exercise its option by giving notice to the Optionee in writing of such exercise. The Company shall pay in cash the purchase price for shares of Restricted Stock within five (5) days after exercising its option pursuant to this paragraph. If the Company does not exercise its option to purchase or reacquire shares of Restricted Stock, upon the expiration of the period during which the Company may exercise its option to purchase such shares of Restricted Stock, the Company shall deliver to the Optionee (or the Optionee's legal representative, beneficiary or heir) one share of Common Stock without the legend referred to herein for each share of Restricted Stock deposited with it by the Optionee.

                                  ARTICLES VII

                          Limitation on Grants of ISOs

7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock which any employee may exercise for the first time in any calendar year under this or any other stock option plan maintained by the Employer or by any Subsidiary or Parent Corporation of the Employer as an ISO shall be limited to $100,000 or such higher amount as may be permitted from time to time under the Code.

                                  ARTICLE VIII

                                   Adjustments

8.1 If (a) the Company shall at any time be involved in a  transaction  to which section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall take any such action, including price adjustment, as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article IV above shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.

                                   ARTICLE IX

                        Amendment and Termination of Plan

9.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

9.3 The Board may amend this Plan, subject to the limitations cited above, in such matter as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code and Rule 16b-3.

                                    ARTICLE X

                        Government and Other Regulations

10.1 The obligation of the Company to issue, or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock is traded.

10.2 In addition to, and without limiting, the Company's rights under the preceding paragraph, the Committee may postpone any exercise of an Option or Stock Appreciation Right for such time as the Committee in its discretion may deem necessary in order to permit the Company with reasonable diligence (i) to effect or maintain the listing of the Common Stock in the New York Stock Exchange or to effect or maintain registration under the Securities Act of 1933, as amended, of the Plan or the shares issuable upon the exercise of the Option or the Stock Appreciation Right, (ii) to determine that such shares and Plan are exempt from registration, or (iii) to comply with any applicable laws, regulations, rules, orders, or approval requirements then in effect and required by governmental entities of any stock exchange on which the Common Stock is traded. Any such postponement shall not extend the term of an Option, and neither the Company nor its directors or officers shall have any obligation or liability to any Optionee or Optionee's successor with respect to any shares subject to an Option or Stock Appreciation Right that lapses unexercised because of such postponement.

                                   ARTICLE XI

                            Miscellaneous Provisions

11.1 Plan Does Not Confer Employment or Stockholder Rights. The right of the Company to terminate (whether by dismissal or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

11.2 Plan Expenses. Any expenses of administering this Plan shall be borne by the Company.

11.3 Use of Exercise Proceeds. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any Common Stock received in payment may be retired, or retained in the Company's treasury and reissued.

11.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expenses, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                   ARTICLE XII

                    Shareholder Approval and Effective Dates

12.1 The Plan shall become effective when it is adopted by the Board. However, if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the stockholders of Datapoint Corporation of the holders of a majority of the outstanding shares of Datapoint Corporation entitled to vote, the Plan and all Options shall terminate at the time of that meeting of stockholders or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the Board. Options may not be granted under the Plan after January 28, 2008.

                                                                  ANNEX B
                                                                  Common Stock
                              DATAPOINT CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Datapoint Corporation, a Delaware corporation ("Datapoint"), to be held on January 28, 1998 at The University Club, One West 54th Street, New York, New York at 10:00 a.m., local time, and at any adjournment thereof and the Proxy Statement in connection therewith and (2) appoints Gerald N. Agranoff, with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, $0.25 par value (the "Common Stock"), of Datapoint, standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the items listed below. The undersigned directs that his proxy be voted as follows:


1. The nominees for election of directors by Holders of Common Stock are Gerald N. Agranoff, Asher B. Edelman, Irving J. Garfinkel, Daniel R. Kail, Phillip P. Krumb, Didier M.M. Ruffat, and Blake D. Thomas.


(  ) FOR all nominees except as marked below        (  ) WITHHOLD AUTHORITY for all nominees


(INSTRUCTION: To withhold authority to vote for one or more nominee, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.)

----------------------------------------------------------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP, Certified Public Accountants, as Datapoint's Independent Auditors for the Fiscal Year ending August 1, 1998.

     FOR ( )        AGAINST ( )         ABSTAIN ( )

3. Approval and Adoption of the 1997 Employee Stock Option Plan.
     FOR ( )        AGAINST ( )         ABSTAIN ( )

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock hereby ratifies and confirms that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments or postponements thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


                         DATE:________________________________________,  199__

                         ----------------------------------------------------
                                                   Signature of Stockholder

                         -----------------------------------------------------
                                                   Signature if held jointly

     Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.



                                                               Preferred Stock

                              DATAPOINT CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Datapoint Corporation, a Delaware corporation ("Datapoint"), to be held on January 28, 1998 at The University Club, One West 54th Street, New York, New York at 10:00 a.m., local time, and at any adjournment thereof and the Proxy Statement in connection therewith and (2) appoints Gerald N. Agranoff with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Preferred Stock, $1.00 par value, $20.00 liquidation preference per share (the "Preferred Stock"), of Datapoint, standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the item listed below. The undersigned directs that his proxy be voted as follows:

1. The nominees for election of directors by Holders of Preferred Stock are Charles F. Robinson and Robert D. Summer.

     ( ) FOR all nominees except as marked below
     ( ) WITHHOLD  AUTHORITY for all nominees

     (INSTRUCTION: To withhold authority to vote for one or more nominee, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.)

---------------------------------------------------------------------------

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Preferred Stock and hereby ratifies and confirms that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
     If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments or postponements thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


                                   DATE:________________________________,  199__

  ------------------------------------------------------------------------------
                            Signature of Stockholder

  ------------------------------------------------------------------------------
                            Signature if held jointly

     Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

                               The Depositary is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                  By Facsimile:


                                (212) 509-5150    By Hand or Overnight Courier:

By Mail:

                                   Telephone:                19th Floor
2 Broadway                                                   2 Broadway
New York, NY 10003        (212) 509-4000 Ext. 227            New York, NY 10003



                           The Solicitation Agent is:

                     Corporate Investor Communications, Inc.
                                 (201) 896-1900